                                                                    EXHIBIT 99.1

                                  ZIMMER LOGO
                         PUBLIC EXCHANGE AND CASH OFFER
                                       OF
                             ZIMMER HOLDINGS, INC.
                                      FOR
                         ALL OUTSTANDING BEARER SHARES
                                       OF
                              INCENTIVE CAPITAL AG

                    DECLARATION OF ACCEPTANCE AND ASSIGNMENT

    PLEASE ENSURE THAT THIS FORM OF DECLARATION OF ACCEPTANCE AND ASSIGNMENT IS SENT TO YOUR BANK TO ARRIVE NO LATER THAN AUGUST 25, 2003, 4:00 P.M.,
             CENTRAL EUROPEAN TIME, 10:00 A.M., NEW YORK CITY TIME.

     As the holder(s) of (number) __________ BEARER SHARE(S) OF INCENTIVE CAPITAL AG, ZUG, SWITZERLAND ("INCENTIVE"), HAVING A NOMINAL VALUE OF CHF 20 PER
SHARE:

     I/we hereby declare that I/we accept the exchange and cash offer (the "Offer") of Zimmer Holdings, Inc., Wilmington, Delaware, U.S.A. ("Zimmer"), as set out in the Swiss offer prospectus, dated June 19, 2003 (the "Swiss Offer Prospectus"). Under the terms of the Offer, for each InCentive bearer share, the holder thereof will be entitled to receive shares of Zimmer common stock, par value USD 0.01 per share ("Zimmer Common Stock"), plus cash without interest equal to (A+B)/C (the "Standard Entitlement") where:

     A = the total number of shares of Zimmer Common Stock and the amount of cash that would be payable under the Zimmer offer for Centerpulse AG, Zurich ("Centerpulse") launched on June 19, 2003 (the "Centerpulse Offer" and, together with the Offer, the "Zimmer Offers") for all registered shares of Centerpulse having a nominal value of CHF 30.00 per share ("Centerpulse Share") held by InCentive (the "Centerpulse Holding");

     B = the adjusted net asset value (positive or negative) of InCentive (the "Adjusted NAV") calculated as at the last day of the InCentive offer period, which shall end on August 25, 2003 (the "Last Day of the Offer Period"), but excluding the Centerpulse Holding and attributing no value to any InCentive Shares held by InCentive or its subsidiaries (the "Treasury Shares"), as confirmed by an accounting firm of international repute to be appointed by Zimmer; and

     C = the total number of InCentive Shares outstanding on the last day of the Offer Period less the number of Treasury Shares on that date.

     The consideration for each InCentive bearer share will consist of an amount of Zimmer Common Stock and cash which will mirror what InCentive would have received if it had tendered the Centerpulse Holding in the Centerpulse Offer, plus or minus the cash attributable to the Adjusted NAV of InCentive excluding the Centerpulse Holding. If the Adjusted NAV is negative, then the cash element attributable to the Centerpulse Holding shall be reduced by a proportionate degree and, if after such reduction there is still a negative balance, the number of shares of Zimmer Common Stock to be exchanged shall be reduced by a corresponding amount, based on the average closing price of the Zimmer Common Stock from the fifth to third trading day prior to the Settlement Date (as defined in the Swiss Offer Prospectus).

     Consideration under the Centerpulse Offer: One (1) registered share of Centerpulse having a nominal value of CHF 30.00 per share will be exchanged for
3.68 shares of Zimmer Common Stock plus CHF 120.00 net in cash, without interest.

I/we understand that I/we

(i) can elect from the following mix and match alternatives: (a) Standard Entitlement, (b) as many shares of Zimmer Common Stock as possible and (c) as much cash as possible. I/we can submit my/our mix and match election on the separate appended "Mix and Match Election Form," which forms an integral part of this Declaration of Acceptance and Assignment, until the end of the additional acceptance period which is expected to be on or about SEPTEMBER 11, 2003; and if I/we do not submit the Mix and Match Election Form until the end of the additional acceptance period, I/we are deemed to have elected the Standard Entitlement;

(ii) that Zimmer can only accept my/our acceptance as of JULY 3, 2003; and

(iii) that, to the extent I/we have tendered my/our InCentive bearer share(s) into another offer, I/we have the right to withdraw such tendered shares, and that this Declaration of Acceptance and Assignment will also be deemed to be a withdrawal of these already tendered shares from such other offer. I/we hereby authorize Zimmer, including the right to appoint a substitute proxy, to take on my/our behalf any action required in order to render such withdrawal effective.

INFORMATION FOR THE BANK (please tick as appropriate):

1. My/our InCentive bearer share(s) which is/are to be tendered is/are to be withdrawn from my/our safekeeping account no.
    -------------------------------------------------------------

2. The shares of Zimmer Common Stock to which I/we am/are entitled under the terms of the Offer is/are to be booked as follows:

[ ]  in my/our above-mentioned safekeeping account

[ ] on the share register of Zimmer in the United States of America. A share certificate will be issued in the name and sent to the address mentioned at the end of this Declaration of Acceptance and Assignment. The share certificates will be sent to the registered owners by mail at their own risk.

3. The cash proceeds to which I/we am/are entitled under the terms of the Offer is/are to be credited in favor of my/our bank account no.
    ----------------------------------------------------------------------------

                POWER TO TRANSFER (INCENTIVE CAPITAL AG, ZURICH)

     If my/our InCentive bearer share(s) is/are not assigned, I/we hereby authorize InCentive, including the right to appoint a substitute proxy, to assign this/these share(s) on behalf of myself/ourselves.

                         STATEMENTS REGARDING THE OFFER

     The Offer is being made by Zimmer for all of the outstanding InCentive bearer shares held by persons within and outside of the United States of America. The Offer is made in compliance with the applicable laws of Switzerland, including the Federal Act on Stock Exchanges and Securities Trading of Switzerland, and the United States.

     In connection with the Offer, Zimmer has filed with the U.S. Securities and Exchange Commission pursuant to Section 5 of the U.S. Securities Act of 1933, as amended, a Registration Statement on Form S-4, as amended or supplemented, containing the U.S. prospectus which is attached to the Swiss Offer Prospectus as Exhibit I. To tender their shares, holders of InCentive bearer shares located outside of the U.S. must follow the procedures set forth in the Swiss Offer Prospectus, and holders of InCentive bearer shares located in the United States must follow the procedures set forth in the U.S. prospectus. The Swiss Offer Prospectus, the U.S. prospectus and other documents referred to therein contain important information regarding the Offer, Zimmer, InCentive and Centerpulse. YOU SHOULD READ THESE DOCUMENTS CAREFULLY BEFORE MAKING A DECISION CONCERNING THE OFFER.

UNITED KINGDOM RESTRICTION ON DISTRIBUTION OF THIS DOCUMENT

     The shares of Zimmer Common Stock described herein may not be offered or sold in the United Kingdom, by means of the Swiss Offer Prospectus or any other document, other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995.

     THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended immediately to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services & Markets Act 2000 if you are resident in the United Kingdom or, if not, another appropriately authorised independent financial adviser.

           SALES RESTRICTIONS IN CERTAIN COUNTRIES AND JURISDICTIONS

     The distribution of the Swiss Offer Prospectus and the making of the Offer may, in certain jurisdictions, be restricted by law. The Offer is not being made, directly or indirectly, in or into, and will not be capable of acceptance from or within, any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of the Swiss Offer Prospectus should inform themselves of and observe any of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any of these jurisdictions. Zimmer does not assume any responsibility for any violation by any person of any of these restrictions. ZIMMER IS NOT MAKING THE OFFER IN OR INTO -- AND THE OFFER MAY NOT BE ACCEPTED IN OR
FROM -- AUSTRALIA, CANADA OR JAPAN.

                   IMPORTANT TAX INFORMATION FOR U.S. PERSONS

     Under current U.S. federal income tax law, the payor may be required to withhold a portion of any payments made to certain shareholders pursuant to the Offer. To avoid such backup withholding, each tendering shareholder must provide the payor with its correct taxpayer identification number and certify that it is not subject to backup withholding by completing a Substitute Form W-9, which can be obtained by contacting the Swiss offer manager at its address set forth in the Swiss Offer Prospectus. In general, for an individual the taxpayer identification number is such individual's Social Security Number. If a shareholder fails to provide the payor with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service, and any reportable payments to the shareholder may be subject to 28% backup withholding. Such reportable payments generally will be subject to information reporting, even if the shareholder provides its taxpayer identification number. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Centerpulse registered shares are held in more than one name), consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, which can be obtained by contacting the Swiss offer manager at its address set forth in the Swiss Offer Prospectus.

     Certain shareholders (including, among others, all corporations and certain non-U.S. individuals) are not subject to these backup withholding and reporting requirements.

     A shareholder's failure to complete a Substitute Form W-9 will not, by itself, cause Centerpulse registered shares to be deemed invalidly tendered, but may require the payor to withhold a portion of any payments made to such person pursuant to the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. NOTE: FAILURE TO COMPLETE AND RETURN A SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER.

     I/we hereby confirm that this Declaration of Acceptance and Assignment will remain effective even upon the loss of legal capacity, death or bankruptcy of the undersigned.

Surname/first name:
--------------------------------------------------------------------------------
Address:
--------------------------------------------------------------------------------
Postcode, town:
--------------------------------------------------------------------------------
Country:
--------------------------------------------------------------------------------

Phone no. (private):---------------------- (business):--------------------------

Place and date:---------------------------- Signature(s):-----------------------

(please complete in BLOCK CAPITALS)

  PLEASE REFER TO THE SWISS OFFER PROSPECTUS, DATED JUNE 19, 2003, FOR FURTHER
                                    DETAILS.

PLEASE ENSURE THAT THE APPENDED MIX AND MATCH ELECTION FORM IS SENT TO YOUR BANK
 TO ARRIVE NO LATER THAN 4:00 P.M., CENTRAL EUROPEAN TIME, 10:00 A.M., NEW YORK
                       CITY TIME, ON SEPTEMBER 11, 2003.

 This Declaration of Acceptance and Assignment remains in the possession of the bank at which the InCentive bearer share(s) is/are held in safe keeping; however, the Declaration of Acceptance and Assignment shall be delivered to
              Zimmer, if the bank is requested to do so by Zimmer.

        PUBLIC EXCHANGE AND CASH OFFER OF ZIMMER HOLDINGS, INC. FOR ALL
                     BEARER SHARES OF INCENTIVE CAPITAL AG

                          MIX AND MATCH ELECTION FORM

  FINAL DEADLINE FOR SUBMISSION: PLEASE ENSURE THAT THIS MIX AND MATCH ELECTION
                              FORM IS SENT TO YOUR
 BANK TO ARRIVE NO LATER THAN 4:00 P.M., CENTRAL EUROPEAN TIME, 10:00 A.M., NEW
                                YORK CITY TIME,
                             ON SEPTEMBER 11, 2003.

  1  TOTAL NUMBER OF SHARES                                              BOX 1
     Total number of InCentive bearer shares for which I/we
     accept(ed) the Offer.

     The related Declaration of Acceptance and Assignment:
     [ ] has been submitted separately before; or
     [ ] is attached and submitted together with this Mix and Match Election Form

  2  STANDARD ENTITLEMENT AND MIX AND MATCH                             BOX 2A
     Number of InCentive bearer shares for which I/we am/are
     accepting the Standard Entitlement.
                                                                        BOX 2B
     Number of InCentive bearer shares for which I/we am/are
     making the mix and match election (please complete Box 3A
     and/or Box 3B if this election is made).

  3  TO MAKE THE MIX AND MATCH ELECTION                                 BOX 3A
     Number of InCentive bearer shares for which I/we am/are
     electing the maximum number of shares of Zimmer Common Stock possible.

     Number of InCentive bearer shares for which I/we am/are       BOX 3B
     electing the maximum amount of cash possible.

     Please proceed to complete no. 4 in BLOCK CAPITALS.
  4  FULL NAME AND ADDRESS

O
O  Surname:
--------------------------------------------------------------------------------
   First name:
   -----------------------------------------------------------------------------
   Address:
   -----------------------------------------------------------------------------
   Postcode, city:
   -----------------------------------------------------------------------------
   Country:
   -----------------------------------------------------------------------------
   Phone no. (private):
   -----------------------------------------------------------------------------
             (business):
           ---------------------------------------------------------------------

     I/we hereby confirm that this Mix and Match Election Form will remain effective even upon the loss of legal capacity, death or bankruptcy of the undersigned.

Place and date:
-------------------------------------- Signature(s):
------------------------------------------

  PLEASE REFER TO THE SWISS OFFER PROSPECTUS, DATED JUNE 19, 2003, FOR FURTHER
                                    DETAILS.

     This Mix and Match Election Form remains in the possession of the bank at which the InCentive bearer share(s) is/are held in safekeeping.